EXHIBIT 11:

                            TRANSWITCH CORPORATION
                     COMPUTATION OF EARNINGS PER SHARE (1)
                                  (Unaudited)
                     (in thousands, except per share data)

                                                                                THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                                    ---------
                                                                                 1999              1998
                                                                                 ----              ----
Basic earnings per share:
  Net income                                                                  $   3,124          $     561
                                                                              =========          =========
  Weighted average number of common shares
   outstanding during the period                                                 16,068             13,270

  Basic earnings per share                                                    $    0.19          $    0.04
                                                                              =========          =========

Diluted earnings per share:
  Net income                                                                  $   3,124          $     561
                                                                              =========          =========
  Weighted average number of common shares
   outstanding during the period                                                 16,068             13,270

  Common stock issuable with respect to:
      Stock options and warrants                                                  1,218                607
      Convertible preferred stock                                                     -                733
                                                                              ---------          ---------

  Adjusted weighted average number of shares                                     17,286             14,610
   outstanding during the period

  Diluted earnings per share                                                  $    0.18          $    0.04 (2)
                                                                              =========          =========

___________
(1) This exhibit should be read in connection with "Consolidated Statement of Stockholders' Equity" in Note 4 of the unaudited notes to consolidated financial statements.

(2) Diluted per share amount is the same as basic for the three months ended March 31, 1998.